UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of National Fuel Gas Company (the “Company”) was held on March 10, 2022. At the Annual Meeting, the stockholders elected David C. Carroll, Steven C. Finch, Joseph N. Jaggers, and David F. Smith as directors for one-year terms. The stockholders also approved named executive officer compensation in a non-binding advisory vote and ratified the appointment of an independent registered public accounting firm for fiscal 2022.

The vote with respect to Mr. Carroll was as follows: For, 69,397,934 (94.4% of the votes cast); Withheld, 4,093,995; Broker Non-Votes, 9,161,949. The vote with respect to Mr. Finch was as follows: For, 70,898,476 (96.5% of the votes cast); Withheld, 2,593,453; Broker Non-Votes, 9,161,949. The vote with respect to Mr. Jaggers was as follows: For, 72,640,973 (98.8% of the votes cast); Withheld, 850,956; Broker Non-Votes, 9,161,949. The vote with respect to Mr. Smith was as follows: For, 68,444,380 (93.1% of the votes cast); Withheld, 5,047,549; Broker Non-Votes, 9,161,949.

The advisory vote with respect to approval of named executive officer compensation was as follows: For, 70,988,227 (97.3% of the votes cast); Against, 2,003,909; Abstain, 499,793; Broker Non-Votes, 9,161,949.

The vote with respect to ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal 2022 was as follows: For, 80,509,041 (97.6% of the votes cast); Against, 1,939,233; Abstain, 205,604; Broker Non-Votes, 0.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By:	/s/ Sarah J. Mugel
Sarah J. Mugel
General Counsel & Secretary

Dated: March 15, 2022